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                                           HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2000-HE4 CLASS A-1
                                                PAYMENT DATE         02/25/2004

SERVICING CERTIFICATE
Beginning Pool Balance                                                   109,384,596.01
Beginning PFA                                                                      0.00
Ending Pool Balance                                                      105,913,502.48
Ending PFA Balance                                                                    -
Principal Collections                                                      4,708,653.55
Principal Draws                                                            1,376,714.16
Net Principal Collections                                                  3,331,939.39
Active Loan Count                                                                 5,016

Current Month Repurchases - Units                                                     -
Current Month Repurchases - Dollars                                                   -


Interest Collections                                                         499,428.41

Weighted Average Net Loan Rate                                                 4.54000%
Substitution Adjustment Amount                                                     0.00

Note Rate                                                                      1.31000%

TERM NOTES                                                             AMOUNT                 FACTOR
----------                                                             ------                 ------
Beginning Balance                                                        105,105,222.51           0.3854017
Ending Balance                                                           101,913,029.51           0.3736966
Principal                                                                  3,192,193.00          11.7051915
Interest                                                                     114,739.87           0.4207302
Interest Shortfall                                                                 0.00           0.0000000
Security Percentage                                                             100.00%

VARIABLE FUNDING NOTES                                                 AMOUNT
----------------------                                                 ------
Beginning Balance                                                                  0.00
Ending Balance                                                                     0.00
Principal                                                                          0.00
Interest                                                                           0.00
Interest Shortfall                                                                 0.00
Security Percentage                                                               0.00%


CERTIFICATES                                                                 512,172.65



Beginning Overcollateralization Amount                                     4,279,373.50
Overcollateralization Amount Increase (Decrease)                            (278,900.53)
Outstanding Overcollateralization Amount                                   4,000,472.97
Overcollateralization Target Amount                                        4,000,472.97

Credit Enhancement Draw Amount                                                     0.00
Unreimbursed Prior Draws                                                           0.00


                                                                                              NUMBER               PERCENT
                                                                                BALANCE      OF LOANS            OF BALANCE
Delinquent Loans (30 Days)*                                                1,354,938.30         59                  1.28%
Delinquent Loans (60 Days)*                                                  770,601.17         30                  0.73%
Delinquent Loans (90 Days)*                                                  546,106.98         20                  0.52%
Delinquent Loans (120 Days)*                                                 580,601.44         17                  0.55%
Delinquent Loans (150 Days)*                                                 200,128.68         11                  0.19%
Delinquent Loans (180 + Days)*                                               823,067.90         22                  0.78%
Foreclosed Loans                                                             402,455.76          9                  0.38%
REO                                                                                0.00          0                  0.00%

*Delinquency Figures Include Foreclosures, REO and Bankruptcy.

                                                              LIQUIDATION TO-DATE
                                                             ---------------------------
Beginning Loss Amount                                                      3,052,571.87
Current Month Loss Amount                                                    139,154.14
Current Month Recoveries                                                      17,328.76
                                                             ---------------------------
Net Ending Loss Amount                                                     3,174,397.25               1.16%

                                                              RECOVERY TO-DATE
                                                             ---------------------------
Beginning Recovery Amount                                                     81,040.12
Current Month Recovery Amount                                                 17,328.76
                                                             ---------------------------
Ending Recovery Amount                                                        98,368.88

                                                                   SPECIAL HAZARD              FRAUD             BANKRUPTCY
Beginning Amount                                                                   0.00                0.00                  0.00
Current Month Loss Amount                                                          0.00                0.00                  0.00
Ending Amount                                                                         -                   -                     -

Liquidation Loss Distribution Amounts                                              0.00
Extraordinary Event Losses                                                         0.00
Excess Loss Amounts                                                                0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance                                                                  0.00
Withdraw relating to Collection Period                                             0.00
Interest Earned (Zero, Paid to Funding Account)                                    0.00
Total Ending Capitalized Interest Account Balance as of Payment Date               0.00
Interest earned for Collection Period                                              0.00
Interest withdrawn related to prior Collection Period                              0.00

FUNDING ACCOUNT
Beginning Funding Account Balance                                                     -
Deposit to Funding Account                                                            -
Payment for Additional Purchases                                                      -
Remaing Balance due to Noteholders                                                    -
Ending Funding Account Balance as of Payment Date                                     -
Interest earned for Collection Period                                                 -
Interest withdrawn related to prior Collection Period                                 -

PREFUNDING ACCOUNT
Beginning Balance                                                                  0.00
Additional Purchases during Revolving Period                                       0.00
Excess of Draws over Principal Collections                                         0.00
Total Ending Balance as of Payment Date                                            0.00
Interest earned for Collection Period                                              0.00
Interest withdrawn related to prior Collection Period                              0.00

RESERVE ACCOUNT
Beginning Balance                                                                  0.00
Deposits to Reserve Account for current Payment Date                               0.00
Withdrawals from Reserve Account for current Payment Date                          0.00
Total Ending Reserve Account Balance as of current Payment Date                    0.00
Interest earned for Collection Period                                              0.00
Interest withdrawn related to prior Collection Period                              0.00
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